Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Toro Company:

We consent to incorporation by reference in the Registration Statements (Nos. 333-03505, 333-44879, 333-36166, 333-47260, 333-57198, 333-89262, 333-135033, 333-119504, and 333-119506) on Form S-8 of The Toro Company of our reports dated December 22, 2006, relating to the consolidated balance sheets of The Toro Company and subsidiaries as of October 31, 2006 and 2005, and the related consolidated statements of earnings, cash flows, and changes in stockholders’ equity and related financial statement schedule for each of the years in the three year period ended October 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2006, and the effectiveness of internal control over financial reporting as of October 31, 2006, which reports are included in the annual report on Form 10-K of The Toro Company.

/s/ KPMG LLP

Minneapolis, Minnesota
December 22, 2006